SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K A/1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                         Date of Report (Date of earliest event reported):             September 30, 2011

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective September 30, 2011, the Board of Directors of AVT, Inc., a Nevada corporation (the “Company”), received notice that its primary auditor, Malcolm L. Pollard, Inc., (“Pollard”) had retired.

On October 20, 2011, the Board of Directors approved Hamilton PC, 2121 S. Oneida Street, Suite 312, Denver, Colorado 80224, (303) 548-8072, as the Corporation’s primary auditor.

Pollard’s report on our financial statements as of and for the fiscal year ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s most recent fiscal year and any subsequent interim period preceding the retirement of Mr. Pollard, there were no reportable events or disagreements with Mr. Pollard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mr. Pollard, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report.

The Company has provided a copy of this disclosure to Mr. Pollard, and requested that Pollard furnish the Company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Pollard agrees with the statements made by the Company and, if not, stating the respects in which Pollard does not agree.

A copy of the former accountants’ response to this Report on Form 8-K A/1 is attached hereto as Exhibit 16.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	Natalie Russell ________________________
By:	Natalie Russell
Its:	Chief Financial Officer